For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
Allison S. Lausas
Vice President and Chief Accounting Officer
(847) 498-7070

IDEX REPORTS STRONG SECOND QUARTER RESULTS

Second Quarter 2022 Highlights
•Reported EPS of $1.81, up 35% and record adjusted EPS of $2.02, up 15% vs. Q2 2021
•Orders of $839 million, up 12% overall and 7% organically vs. Q2 2021
•Record sales of $796 million, up 16% overall and 12% organically vs. Q2 2021
•Reported operating margin of 23.4%, up 30 basis points vs. Q2 2021
•Completed acquisition of KZValve on May 2, 2022
•Full year GAAP EPS guidance raised to $7.19 to $7.29 from prior guidance of $6.87 to $7.00
•Full year adjusted EPS guidance raised to $7.88 to $7.98 from prior guidance of $7.50 to $7.63

NORTHBROOK, IL, July 26, 2022 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended June 30, 2022.

"IDEX delivered outstanding results in the second quarter, closing out a record first half of the year," said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President. "In the second quarter, we achieved 12 percent organic sales growth, our fifth straight quarter of double-digit organic growth performance. We also delivered record adjusted EPS of $2.02, an increase of 15%. Operating margin performance remains strong, and we continue to invest in resources to drive innovation across our portfolio."

"Capital deployment remains a top priority. We completed the KZValve transaction, repurchased 475 thousand shares in the second quarter, increased our dividend by 11 percent and continued to invest capital to support organic growth. We have a healthy balance sheet and will continue to put our capital to work."

2022 Outlook
Full year 2022 organic sales growth is projected to be approximately 10 percent, with a 9 to 10 percent organic sales increase in the third quarter of 2022 versus the prior year period. The Company expects full year 2022 reported EPS attributable to IDEX of $7.19 to $7.29 (adjusted EPS attributable to IDEX of $7.88 to $7.98) and third quarter 2022 reported EPS attributable to IDEX of $1.80 to $1.85 (adjusted EPS attributable to IDEX of $1.98 to $2.03).

Consolidated Results

	Three Months Ended June 30,
(Dollars in millions, except per share amounts)	2022	2021	Increase (Decrease)
Net sales	$796.1	$686.0	$110.1
Organic net sales growth*			12%
Operating income	186.6	158.3	28.3
Adjusted operating income*	189.8	167.2	22.6
Net income attributable to IDEX	138.2	102.2	36.0
Adjusted net income attributable to IDEX*	153.6	133.6	20.0
Diluted EPS attributable to IDEX	1.81	1.34	0.47
Adjusted diluted EPS attributable to IDEX*	2.02	1.75	0.27
Adjusted EBITDA*	219.2	192.7	26.5
Cash flow from operating activities	112.3	136.3	(24.0)
Free cash flow*	96.7	120.3	(23.6)
Gross margin	44.8%	44.6%	20 bps
Adjusted gross margin*	44.9%	44.9%	0 bps
Operating margin	23.4%	23.1%	30 bps
Adjusted operating margin*	23.8%	24.4%	(60) bps
Adjusted EBITDA margin*	27.5%	28.1%	(60) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

Net Sales
Second quarter 2022 sales of $796.1 million reflected a 16 percent increase compared with the prior year period (+12 percent organic, +7 percent acquisitions and -3 percent foreign currency translation).
Gross Margin
Second quarter 2022 gross margin of 44.8 percent increased 20 basis points compared with the prior year period primarily due to higher volume leverage and strong operational productivity together with favorable price/cost, partially offset by higher employee-related costs. Additionally, fair value inventory step-up charges were higher in the prior year period. Adjusted gross margin, which excludes the fair value inventory step-up charges, was flat compared with the prior year period.

Operating Margin
Second quarter 2022 operating margin of 23.4 percent increased 30 basis points compared with the prior year period due to the drivers discussed above, partially offset by higher discretionary spending and resource investments. Additionally, the prior year period included a charge related to recording a contingent reserve for a Corporate transaction indemnity as well as higher restructuring costs and fair value inventory step-up charges. Adjusted operating margin, which excludes restructuring costs, fair value inventory step-up charges and the Corporate transaction indemnity, decreased 60 basis points. Incremental amortization of $5.9 million related to the Airtech, Nexsight and KZValve acquisitions unfavorably impacted adjusted operating margin by 80 basis points in second quarter 2022.

Net Income Attributable to IDEX
Second quarter 2022 net income attributable to IDEX increased $36.0 million to $138.2 million, which resulted in EPS attributable to IDEX of $1.81 per share. The second quarter 2022 effective tax rate of 22.1 percent increased compared to the prior year period effective tax rate of 21.3 percent due to a decrease in the excess tax benefits related to share-based compensation. Adjusted EPS attributable to IDEX, which reflects the impact of non-GAAP adjustments, net of related taxes, was $2.02 per share, an increase of 27 cents per share, or 15.4 percent, from the prior year period.

Cash Flow
Second quarter 2022 cash from operations of $112.3 million was down 17.6 percent compared with the prior year period primarily due to increases in working capital, partially offset by higher earnings. Accounts receivable increased as a result of higher volume and inventories increased to support production amid supply chain difficulties. Second quarter 2022 free cash flow of $96.7 million was 63.0 percent of adjusted net income attributable to IDEX. Free cash flow as a percent of adjusted net income attributable to IDEX now reflects the impact of excluding acquisition-related intangible asset amortization, net of related taxes, from adjusted net income attributable to IDEX for all periods presented.

Segment Highlights

Fluid & Metering Technologies

	Three Months Ended June 30,
(Dollars in millions)	2022	2021	Increase (Decrease)
Net sales	$299.9	$251.3	$48.6
Operating income	82.9	63.5	19.4
Operating margin	27.7%	25.3%	240 bps
Adjusted operating income*	$85.0	$67.2	$17.8
Adjusted operating margin*	28.4%	26.7%	170 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Second quarter 2022 sales of $299.9 million reflected a 19 percent increase compared with the second quarter of 2021 (+13 percent organic, +9 percent acquisitions and -3 percent foreign currency translation).
•Second quarter 2022 operating margin was 27.7 percent, up 240 basis points compared with the prior year period. This increase was primarily due to higher volume leverage and strong operational productivity together with favorable price/cost, partially offset by increases in employee-related costs, discretionary spending and resource investments. Additionally, restructuring costs and fair value inventory step-up charges were higher in the prior year period. Adjusted operating margin, which excludes restructuring costs and fair value inventory step-up charges, increased 170 basis points. Incremental amortization of $2.0 million related to the Nexsight and KZValve acquisitions unfavorably impacted adjusted operating margin by 60 basis points in second quarter 2022.

Health & Science Technologies

	Three Months Ended June 30,
(Dollars in millions)	2022	2021	Increase (Decrease)
Net sales	$326.0	$275.0	$51.0
Operating income	86.5	76.0	10.5
Operating margin	26.5%	27.6%	(110) bps
Adjusted operating income*	$86.6	$76.5	$10.1
Adjusted operating margin*	26.5%	27.8%	(130) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Second quarter 2022 sales of $326.0 million reflected a 19 percent increase compared with the second quarter of 2021 (+12 percent organic, +10 percent acquisitions and -3 percent foreign currency translation).

•Second quarter 2022 operating margin was 26.5 percent, down 110 basis points compared with the prior year period as higher volume leverage and favorable price/cost were more than offset by the dilutive impact of amortization related to the acquisition of Airtech Group, Inc., US Valve Corporation and related entities ("Airtech") as well as higher employee-related costs, resource investments and discretionary spending. Adjusted operating margin, which excludes restructuring costs, decreased 130 basis points. Incremental amortization of $3.9 million related to the Airtech acquisition unfavorably impacted adjusted operating margin by 130 basis points in second quarter 2022.

Fire & Safety/Diversified Products

	Three Months Ended June 30,
(Dollars in millions)	2022	2021	Increase (Decrease)
Net sales	$171.2	$160.8	$10.4
Operating income	39.9	42.8	(2.9)
Operating margin	23.3%	26.6%	(330) bps
Adjusted operating income*	$40.9	$42.9	$(2.0)
Adjusted operating margin*	23.9%	26.7%	(280) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Second quarter 2022 sales of $171.2 million reflected a 7 percent increase compared with the second quarter of 2021 (+11 percent organic and -4 percent foreign currency translation).
•Second quarter 2022 operating margin was 23.3 percent, down 330 basis points compared with the prior year period primarily due to higher employee-related costs and discretionary spending as well as compressed price/cost due to long-term original equipment manufacturer contracts, partially offset by higher volume. Adjusted operating margin, which excludes restructuring costs, decreased 280 basis points.

Corporate Costs
Corporate costs included in operating income were $22.7 million in the second quarter of 2022, a decrease of $1.3 million over the prior year period, primarily due to the Corporate transaction indemnity and restructuring costs recorded in 2021 that did not reoccur in 2022, partially offset by higher variable compensation expenses. Corporate costs included in adjusted operating income, which excludes restructuring costs and the Corporate transaction indemnity, increased by $3.3 million.

Acquisitions
On May 2, 2022, the Company acquired KZ CO. ("KZValve"). KZValve is a leading manufacturer of electric valves and controllers used primarily in agricultural applications. KZValve will augment and expand IDEX's agricultural portfolio, complementing Banjo's current fluid management solutions for these applications. Headquartered in Greenwood, Nebraska, KZValve operates in the Company’s Agriculture reporting unit within the Fluid & Metering Technologies ("FMT") segment. KZValve was acquired for cash consideration of $120.2 million. The entire purchase was funded with cash on hand.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Wednesday, July 27, 2022 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13724804.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s expected organic sales growth and expected earnings per share, and the assumptions underlying these expectations, anticipated future acquisition behavior and capital deployment, availability of cash and financing alternatives, the intent to refinance or repay the 4.20% Senior Notes using the available borrowing capacity of the Revolving Facility, the anticipated benefits of the Company’s acquisitions, including the acquisitions of Airtech Group, Inc., US Valve Corporation and related entities (“Airtech”), Nexsight, LLC and its businesses Envirosight, WinCan, MyTana and Pipeline Renewal Technologies (“Nexsight”), KZValve and ABEL Pumps, L.P. and certain of its affiliates (“ABEL”), and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: the impact of health epidemics and pandemics, including the COVID-19 pandemic, and the impact of related governmental actions, on the Company’s ability to operate its business and facilities, on its customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars, including Russia's invasion of Ukraine and the global response to this invasion, which, along with the ongoing effects of the COVID-19 pandemic, could have an adverse impact on the Company's business by creating disruptions in the global supply chain and by potentially having an adverse impact on the global economy; levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company’s results; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain backlogs, including risks affecting component availability, labor inefficiencies and freight logistical challenges; market conditions and material costs; risks related to environmental, social and corporate governance ("ESG") issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) makes thousands of products and mission-critical components that improve everyday life all around you. If you enjoy chocolate, it quite possibly passed through a Viking® internal gear pump at the candy factory. If you were ever in a car accident, emergency workers may have used the Hurst Jaws of Life® rescue tool to save your life. If your doctor ordered a DNA test to predict your risk of disease or determine a course of treatment, the lab may have used equipment containing components made by IDEX Health & Science. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 45 diverse businesses around the world part of the IDEX family. With more than 8,000 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with nearly $2.8 billion in annual sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$796.1	$686.0	$1,547.2	$1,338.0
Cost of sales	439.2	379.9	847.8	739.3
Gross profit	356.9	306.1	699.4	598.7
Selling, general and administrative expenses	167.5	144.6	321.8	279.5
Restructuring expenses and asset impairments	2.8	3.2	3.4	5.4
Operating income	186.6	158.3	374.2	313.8
Other expense (income) - net	—	17.2	(2.3)	16.4
Interest expense	9.5	11.2	19.0	21.9
Income before income taxes	177.1	129.9	357.5	275.5
Provision for income taxes	39.0	27.7	79.5	60.6
Net income	$138.1	$102.2	$278.0	$214.9
Net loss attributable to noncontrolling interest	0.1	—	0.2	—
Net income attributable to IDEX	$138.2	$102.2	$278.2	$214.9

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.82	$1.34	$3.66	$2.83
Diluted earnings per common share attributable to IDEX	$1.81	$1.34	$3.65	$2.81

Share Data:
Basic weighted average common shares outstanding	75.8	76.0	76.0	75.9
Diluted weighted average common shares outstanding	76.1	76.4	76.2	76.4

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$557.8	$855.4
Receivables - net	425.7	356.4
Inventories	457.4	370.4
Other current assets	110.4	95.8
Total current assets	1,551.3	1,678.0
Property, plant and equipment - net	323.3	327.3
Goodwill and intangible assets	2,893.6	2,765.0
Other noncurrent assets	144.6	146.9
Total assets	$4,912.8	$4,917.2

Liabilities and equity
Current liabilities
Trade accounts payable	$214.4	$178.8
Accrued expenses	254.0	259.8
Dividends payable	45.4	41.4
Total current liabilities	513.8	480.0
Long-term borrowings	1,190.9	1,190.3
Other noncurrent liabilities	420.1	443.8
Total liabilities	2,124.8	2,114.1
Shareholders' equity	2,788.2	2,803.1
Noncontrolling interest	(0.2)	—
Total equity	2,788.0	2,803.1
Total liabilities and equity	$4,912.8	$4,917.2

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$278.0	$214.9
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on sales of assets	(2.6)	—
Asset impairments	0.2	0.2
Depreciation and amortization	24.7	21.5
Amortization of intangible assets	32.2	24.5
Amortization of debt issuance expenses	0.8	1.0
Share-based compensation expense	13.5	10.5
Deferred income taxes	(0.2)	(14.0)
Non-cash interest expense associated with forward starting swaps	—	3.3
Termination of the U.S. pension plan	—	9.7
Changes in (net of the effect from acquisitions/divestitures and foreign exchange):
Receivables	(68.7)	(46.3)
Inventories	(84.5)	(20.9)
Other current assets	(17.8)	0.1
Trade accounts payable	36.2	22.6
Deferred revenue	1.3	15.5
Accrued expenses	(22.5)	2.3
Other - net	1.4	0.7
Net cash flows provided by operating activities	192.0	245.6
Cash flows from investing activities
Purchases of property, plant and equipment	(31.7)	(30.6)
Acquisition of businesses, net of cash acquired	(234.9)	(575.6)
Note receivable from collaborative partner	—	(4.2)
Proceeds from disposal of fixed assets	6.6	0.2
Other - net	(0.1)	0.9
Net cash flows used in investing activities	(260.1)	(609.3)
Cash flows from financing activities
Proceeds from issuance of long-term borrowings	—	499.4
Payment of long-term borrowings	—	(350.0)
Payment of make-whole redemption premium	—	(6.7)
Debt issuance costs	—	(4.6)
Dividends paid	(86.9)	(79.2)
Proceeds from stock option exercises	5.2	10.7
Repurchases of common stock	(110.4)	—
Shares surrendered for tax withholding	(4.9)	(5.5)
Other - net	(0.1)	(0.1)
Net cash flows (used in) provided by financing activities	(197.1)	64.0
Effect of exchange rate changes on cash and cash equivalents	(32.4)	(11.8)
Net decrease in cash	(297.6)	(311.5)
Cash and cash equivalents at beginning of year	855.4	1,025.9
Cash and cash equivalents at end of period	$557.8	$714.4

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in millions)
(unaudited)

	Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
	2022	2021	2022	2021
Fluid & Metering Technologies
Net sales	$299.9	$251.3	$571.9	$494.6
Operating income (b)	82.9	63.5	163.3	126.4
Operating margin	27.7%	25.3%	28.6%	25.5%
EBITDA(c)	$92.9	$65.8	$182.5	$135.8
EBITDA margin(c)	31.0%	26.2%	31.9%	27.5%
Depreciation and amortization	$9.8	$7.9	$17.4	$15.0
Capital expenditures	4.8	5.0	9.7	8.3

Health & Science Technologies
Net sales	$326.0	$275.0	$641.2	$525.4
Operating income (b)	86.5	76.0	170.1	142.6
Operating margin	26.5%	27.6%	26.5%	27.1%
EBITDA(c)	$103.5	$88.3	$203.3	$165.8
EBITDA margin(c)	31.8%	32.1%	31.7%	31.5%
Depreciation and amortization	$15.8	$12.6	$31.8	$23.1
Capital expenditures	7.3	9.6	16.5	18.7

Fire & Safety/Diversified Products
Net sales	$171.2	$160.8	$335.9	$320.3
Operating income (b)	39.9	42.8	80.4	87.4
Operating margin	23.3%	26.6%	23.9%	27.3%
EBITDA(c)	$44.1	$44.5	$90.0	$93.3
EBITDA margin(c)	25.8%	27.7%	26.8%	29.1%
Depreciation and amortization	$3.7	$3.8	$7.5	$7.7
Capital expenditures	3.3	1.4	5.3	3.2

Corporate Office and Eliminations
Intersegment sales eliminations	$(1.0)	$(1.1)	$(1.8)	$(2.3)
Operating income (b)	(22.7)	(24.0)	(39.6)	(42.6)
EBITDA(c)	(24.5)	(33.1)	(42.4)	(51.5)
Depreciation and amortization (d)	0.1	0.1	0.2	0.2
Capital expenditures	0.2	—	0.2	0.4

Company
Net sales	$796.1	$686.0	$1,547.2	$1,338.0
Operating income	186.6	158.3	374.2	313.8
Operating margin	23.4%	23.1%	24.2%	23.5%
EBITDA(c)	$216.0	$165.5	$433.4	$343.4
EBITDA margin(c)	27.1%	24.1%	28.0%	25.7%
Depreciation and amortization (d)	$29.4	$24.4	$56.9	$46.0
Capital expenditures	15.6	16.0	31.7	30.6

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in millions)
(unaudited)

		Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
		2022	2021	2022	2021
	Fluid & Metering Technologies
	Net sales	$299.9	$251.3	$571.9	$494.6
	Adjusted operating income (b)(c)	85.0	67.2	165.4	131.7
	Adjusted operating margin(c)	28.4%	26.7%	28.9%	26.6%
	Adjusted EBITDA(c)	$95.0	$75.8	$183.4	$147.4
	Adjusted EBITDA margin(c)	31.7%	30.2%	32.1%	29.8%
	Depreciation and amortization	$9.8	$7.9	$17.4	$15.0
	Capital expenditures	4.8	5.0	9.7	8.3

	Health & Science Technologies
	Net sales	$326.0	$275.0	$641.2	$525.4
	Adjusted operating income (b)(c)	86.6	76.5	170.2	143.7
	Adjusted operating margin(c)	26.5%	27.8%	26.5%	27.3%
	Adjusted EBITDA(c)	$103.6	$88.8	$203.4	$166.9
	Adjusted EBITDA margin(c)	31.8%	32.2%	31.7%	31.7%
	Depreciation and amortization	$15.8	$12.6	$31.8	$23.1
	Capital expenditures	7.3	9.6	16.5	18.7

	Fire & Safety/Diversified Products
	Net sales	$171.2	$160.8	$335.9	$320.3
	Adjusted operating income (b)(c)	40.9	42.9	81.4	87.6
	Adjusted operating margin(c)	23.9%	26.7%	24.2%	27.3%
	Adjusted EBITDA(c)	$45.1	$46.4	$89.5	$95.3
	Adjusted EBITDA margin(c)	26.4%	28.9%	26.6%	29.8%
	Depreciation and amortization	$3.7	$3.8	$7.5	$7.7
	Capital expenditures	3.3	1.4	5.3	3.2

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(1.0)	$(1.1)	$(1.8)	$(2.3)
	Adjusted operating income (b)(c)	(22.7)	(19.4)	(39.6)	(37.4)
	Adjusted EBITDA(c)	(24.5)	(18.3)	(42.4)	(36.1)
	Depreciation and amortization(d)	0.1	0.1	0.2	0.2
	Capital expenditures	0.2	—	0.2	0.4

	Company
	Net sales	$796.1	$686.0	$1,547.2	$1,338.0
	Adjusted operating income(c)	189.8	167.2	377.4	325.6
	Adjusted operating margin(c)	23.8%	24.4%	24.4%	24.3%
	Adjusted EBITDA(c)	$219.2	$192.7	$433.9	$373.5
	Adjusted EBITDA margin(c)	27.5%	28.1%	28.0%	27.9%
	Depreciation and amortization (d)	$29.4	$24.4	$56.9	$46.0
	Capital expenditures	15.6	16.0	31.7	30.6

(a)
Three and six month data include the results of the ABEL acquisition (March 2021), the Nexsight acquisition (February 2022) and the KZValve acquisition (May 2022) in the FMT segment and the Airtech acquisition (June 2021) in the Health & Science Technologies ("HST") segment from the date of acquisition. Six month data also includes the results of CiDRA Precision Services (March 2021) in the HST segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables below.

(d)	Depreciation and amortization exclude amortization of debt issuance costs.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision-making because certain of these adjusted metrics exclude items not reflective of ongoing operations, such as fair value inventory step-up charges, restructuring expenses and asset impairments, gains on sales of assets, the loss on early debt redemption, the noncash loss related to the termination of the U.S. pension plan, a charge related to recording a contingent reserve for a Corporate transaction indemnity and acquisition-related intangible asset amortization. Reconciliations of non-GAAP financial performance metrics to their most comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. There were no adjustments to GAAP financial performance metrics other than the items noted below.
•Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted operating income is calculated as operating income plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus a charge related to recording a contingent reserve for a Corporate transaction indemnity.
•Adjusted operating margin is calculated as adjusted operating income divided by net sales.
•Adjusted net income attributable to IDEX is calculated as net income attributable to IDEX plus fair value inventory step-up charges plus restructuring expenses and asset impairments less gains on sales of assets plus a charge related to recording a contingent reserve for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan plus acquisition-related intangible asset amortization, all net of the statutory tax expense or benefit.
•Adjusted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. The Company reconciles EBITDA to net income on a consolidated basis as IDEX does not allocate consolidated interest expense or consolidated provision for income taxes to its segments.
•EBITDA interest coverage is calculated as EBITDA divided by consolidated interest expense.
•Adjusted EBITDA is calculated as EBITDA plus fair value inventory step-up charges plus restructuring expenses and asset impairments less gains on sales of assets plus a charge related to recording a contingent reserve for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan.
•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.
•Adjusted EBITDA interest coverage is calculated as Adjusted EBITDA divided by consolidated interest expense.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	19%	19%	7%	16%	16%	22%	5%	16%
- Net impact from acquisitions/divestitures	9%	10%	—%	7%	6%	11%	—%	6%
- Impact from foreign currency	(3%)	(3%)	(4%)	(3%)	(2%)	(3%)	(3%)	(2%)
Change in organic net sales	13%	12%	11%	12%	12%	14%	8%	12%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$356.9	$306.1	$699.4	$598.7
+ Fair value inventory step-up charges	0.4	1.8	0.4	2.5
Adjusted gross profit	$357.3	$307.9	$699.8	$601.2

Net sales	$796.1	$686.0	$1,547.2	$1,338.0

Gross margin	44.8%	44.6%	45.2%	44.7%
Adjusted gross margin	44.9%	44.9%	45.2%	44.9%

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in millions)

	Three Months Ended June 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$82.9	$86.5	$39.9	$(22.7)	$186.6	$63.5	$76.0	$42.8	$(24.0)	$158.3
+ Restructuring expenses and asset impairments	1.7	0.1	1.0	—	2.8	1.9	0.5	0.1	0.7	3.2
+ Fair value inventory step-up charges	0.4	—	—	—	0.4	1.8	—	—	—	1.8
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	3.9	3.9
Adjusted operating income (loss)	$85.0	$86.6	$40.9	$(22.7)	$189.8	$67.2	$76.5	$42.9	$(19.4)	$167.2

Net sales (eliminations)	$299.9	$326.0	$171.2	$(1.0)	$796.1	$251.3	$275.0	$160.8	$(1.1)	$686.0

Reported operating margin	27.7%	26.5%	23.3%	n/m	23.4%	25.3%	27.6%	26.6%	n/m	23.1%
Adjusted operating margin	28.4%	26.5%	23.9%	n/m	23.8%	26.7%	27.8%	26.7%	n/m	24.4%

	Six Months Ended June 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$163.3	$170.1	$80.4	$(39.6)	$374.2	$126.4	$142.6	$87.4	$(42.6)	$313.8
+ Restructuring expenses and asset impairments	1.7	0.1	1.0	—	2.8	2.8	1.1	0.2	1.3	5.4
+ Fair value inventory step-up charges	0.4	—	—	—	0.4	2.5	—	—	—	2.5
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	3.9	3.9
Adjusted operating income (loss)	$165.4	$170.2	$81.4	$(39.6)	$377.4	$131.7	$143.7	$87.6	$(37.4)	$325.6

Net sales (eliminations)	$571.9	$641.2	$335.9	$(1.8)	$1,547.2	$494.6	$525.4	$320.3	$(2.3)	$1,338.0

Reported operating margin	28.6%	26.5%	23.9%	n/m	24.2%	25.5%	27.1%	27.3%	n/m	23.5%
Adjusted operating margin	28.9%	26.5%	24.2%	n/m	24.4%	26.6%	27.3%	27.3%	n/m	24.3%

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reported net income attributable to IDEX	$138.2	$102.2	$278.2	$214.9
+ Restructuring expenses and asset impairments	2.8	3.2	2.8	5.4
+ Tax impact on restructuring expenses and asset impairments	(0.7)	(0.9)	(0.7)	(1.4)
+ Fair value inventory step-up charges	0.4	1.8	0.4	2.5
+ Tax impact on fair value inventory step-up charges	(0.1)	(0.5)	(0.1)	(0.7)
- Gains on sales of assets	—	—	(2.7)	—
+ Tax impact on gains on sales of assets	—	—	0.6	—
+ Corporate transaction indemnity	—	3.9	—	3.9
+ Tax impact on Corporate transaction indemnity	—	(0.9)	—	(0.9)
+ Loss on early debt redemption	—	8.6	—	8.6
+ Tax impact on loss on early debt redemption	—	(1.8)	—	(1.8)
+ Termination of the U.S. pension plan	—	9.7	—	9.7
+ Tax impact on termination of the U.S. pension plan	—	(2.1)	—	(2.1)
+ Acquisition-related intangible asset amortization	16.9	13.5	32.2	24.5
+ Tax impact on acquisition-related intangible asset amortization	(3.9)	(3.1)	(7.3)	(5.6)
Adjusted net income attributable to IDEX	$153.6	$133.6	$303.4	$257.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reported diluted EPS attributable to IDEX	$1.81	$1.34	$3.65	$2.81
+ Restructuring expenses and asset impairments	0.04	0.04	0.04	0.07
+ Tax impact on restructuring expenses and asset impairments	(0.01)	(0.01)	(0.01)	(0.02)
+ Fair value inventory step-up charges	—	0.02	—	0.03
+ Tax impact on fair value inventory step-up charges	—	(0.01)	—	(0.01)
- Gains on sales of assets	—	—	(0.03)	—
+ Tax impact on gains on sales of assets	—	—	0.01	—
+ Corporate transaction indemnity	—	0.05	—	0.05
+ Tax impact on Corporate transaction indemnity	—	(0.01)	—	(0.01)
+ Loss on early debt redemption	—	0.11	—	0.11
+ Tax impact on loss on early debt redemption	—	(0.02)	—	(0.02)
+ Termination of the U.S. pension plan	—	0.13	—	0.13
+ Tax impact on termination of the U.S. pension plan	—	(0.03)	—	(0.03)
+ Acquisition-related intangible asset amortization	0.22	0.18	0.42	0.32
+ Tax impact on acquisition-related intangible asset amortization	(0.04)	(0.04)	(0.10)	(0.07)
Adjusted diluted EPS attributable to IDEX	$2.02	$1.75	$3.98	$3.36

Diluted weighted average shares outstanding	76.1	76.4	76.2	76.4

Table 5: Reconciliations of EBITDA to Net Income (dollars in millions)

	Three Months Ended June 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$82.9	$86.5	$39.9	$(22.7)	$186.6	$63.5	$76.0	$42.8	$(24.0)	$158.3
+ Other income (expense), net	0.2	1.2	0.5	(1.9)	—	(5.6)	(0.3)	(2.1)	(9.2)	(17.2)
+ Depreciation and amortization	9.8	15.8	3.7	0.1	29.4	7.9	12.6	3.8	0.1	24.4
EBITDA	92.9	103.5	44.1	(24.5)	216.0	65.8	88.3	44.5	(33.1)	165.5
- Interest expense					9.5					11.2
- Provision for income taxes					39.0					27.7
- Depreciation and amortization					29.4					24.4
Reported net income					$138.1					$102.2

Net sales (eliminations)	$299.9	$326.0	$171.2	$(1.0)	$796.1	$251.3	$275.0	$160.8	$(1.1)	$686.0

Reported operating margin	27.7%	26.5%	23.3%	n/m	23.4%	25.3%	27.6%	26.6%	n/m	23.1%
EBITDA margin	31.0%	31.8%	25.8%	n/m	27.1%	26.2%	32.1%	27.7%	n/m	24.1%
EBITDA interest coverage					22.7					14.8

	Six Months Ended June 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$163.3	$170.1	$80.4	$(39.6)	$374.2	$126.4	$142.6	$87.4	$(42.6)	$313.8
+ Other income (expense), net	1.8	1.4	2.1	(3.0)	2.3	(5.6)	0.1	(1.8)	(9.1)	(16.4)
+ Depreciation and amortization	17.4	31.8	7.5	0.2	56.9	15.0	23.1	7.7	0.2	46.0
EBITDA	182.5	203.3	90.0	(42.4)	433.4	135.8	165.8	93.3	(51.5)	343.4
- Interest expense					19.0					21.9
- Provision for income taxes					79.5					60.6
- Depreciation and amortization					56.9					46.0
Reported net income					$278.0					$214.9

Net sales (eliminations)	$571.9	$641.2	$335.9	$(1.8)	$1,547.2	$494.6	$525.4	$320.3	$(2.3)	$1,338.0

Reported operating margin	28.6%	26.5%	23.9%	n/m	24.2%	25.5%	27.1%	27.3%	n/m	23.5%
EBITDA margin	31.9%	31.7%	26.8%	n/m	28.0%	27.5%	31.5%	29.1%	n/m	25.7%
EBITDA interest coverage					22.8					15.6

Table 6 : Reconciliations of EBITDA to Adjusted EBITDA (dollars in millions)

	Three Months Ended June 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$92.9	$103.5	$44.1	$(24.5)	$216.0	$65.8	$88.3	$44.5	$(33.1)	$165.5
+ Restructuring expenses and asset impairments	1.7	0.1	1.0	—	2.8	1.9	0.5	0.1	0.7	3.2
+ Fair value inventory step-up charges	0.4	—	—	—	0.4	1.8	—	—	—	1.8
- Gains on sales of assets	—	—	—	—	—	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	3.9	3.9
+ Loss on early debt redemption	—	—	—	—	—	—	—	—	8.6	8.6
+ Termination of the U.S. pension plan	—	—	—	—	—	6.3	—	1.8	1.6	9.7
Adjusted EBITDA	$95.0	$103.6	$45.1	$(24.5)	$219.2	$75.8	$88.8	$46.4	$(18.3)	$192.7

Adjusted EBITDA margin	31.7%	31.8%	26.4%	n/m	27.5%	30.2%	32.2%	28.9%	n/m	28.1%
Adjusted EBITDA interest coverage					23.0					17.2

	Six Months Ended June 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$182.5	$203.3	$90.0	$(42.4)	$433.4	$135.8	$165.8	$93.3	$(51.5)	$343.4
+ Restructuring expenses and asset impairments	1.7	0.1	1.0	—	2.8	2.8	1.1	0.2	1.3	5.4
+ Fair value inventory step-up charges	0.4	—	—	—	0.4	2.5	—	—	—	2.5
- Gains on sales of assets	(1.2)	—	(1.5)	—	(2.7)	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	3.9	3.9
+ Loss on early debt redemption	—	—	—	—	—	—	—	—	8.6	8.6
+ Termination of the U.S. pension plan	—	—	—	—	—	6.3	—	1.8	1.6	9.7
Adjusted EBITDA	$183.4	$203.4	$89.5	$(42.4)	$433.9	$147.4	$166.9	$95.3	$(36.1)	$373.5

Adjusted EBITDA margin	32.1%	31.7%	26.6%	n/m	28.0%	29.8%	31.7%	29.8%	n/m	27.9%
Adjusted EBITDA interest coverage					22.8					17.0

(1) EBITDA, a non-GAAP financial measure, is reconciled to net income, its most directly comparable GAAP financial measure, immediately above in Table 5.

Table 7: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities	$112.3	$136.3	$192.0	$245.6
- Capital expenditures	15.6	16.0	31.7	30.6
Free cash flow	$96.7	$120.3	$160.3	$215.0

Table 8: Reconciliation of Estimated 2022 EPS to Adjusted EPS Attributable to IDEX

	Guidance
	Third Quarter 2022	Full Year 2022
Estimated EPS attributable to IDEX	$1.80 - $1.85	$7.19 - $7.29
+ Acquisition-related intangible asset amortization	0.22	0.88
+ Tax impact on acquisition-related intangible asset amortization	(0.04)	(0.20)
- Gains on sales of assets	—	(0.03)
+ Tax impact on gains on sales of assets	—	0.01
+ Restructuring expenses and asset impairments	—	0.04
+ Tax impact on restructuring expenses and asset impairments	—	(0.01)
+ Fair value inventory step-up charges	—	—
+ Tax impact on fair value inventory step-up charges	—	—
Estimated adjusted EPS attributable to IDEX	$1.98 - $2.03	$7.88 - $7.98